EXHIBIT 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
CBU-

COMMUNITY BANKERS ACQUISITION CORP.

CUSIP   20361R 200

See Reverse for
certain definitions
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE
WARRANT
EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                                                                                                 is the owner of                                                                                                                                                                      Units.

Each Unit (“Unit”) consists of one share of common stock, par value $.01 per share (“Common Stock”), and one warrant (the “Warrant”) of Community Bankers Acquisition Corp., a Delaware corporation (the “Company”). Each Warrant entitles the holder to purchase one share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of the Company’s completion of a business combination or                     , 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on                     , 2010, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this Certificate are not transferable separately prior to                     , 2005, subject to earlier separation in the discretion of I-Bankers Securities Incorporated acting on behalf of the representatives of the underwriters. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, 8th Floor, New York, NY 10004, and are available to any Warrant holder on written request and without cost.

     This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

COMMUNITY BANKERS ACQUISITION CORP.
CORPORATE
SEAL
2005

DELAWARE

Secretary	Chairman of the Board

COMMUNITY BANKERS ACQUISITION CORP.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT- Custodian under
(Cust) (Minor)
Uniform Gifts to Minors Act ________.
(state)

Additional Abbreviations may also be used though not in the above list.

       For value received,                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________
_____________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.